Exhibit 10.3

SECOND AMENDMENT TO DATA CENTER AND DISASTER RECOVERY

SERVICES AGREEMENT

This Second Amendment to the Data Center and Disaster Recovery Services Agreement (the “Second Amendment”) is entered into as of March 29, 2013, and amends that certain Data Center and Disaster Recovery Services Agreement dated August 10, 2009 (as subsequently amended, the “Agreement”) by and between OCWEN FINANCIAL CORPORATION, a corporation organized under the laws of the State of Florida (“OCWEN” or together with its Affiliates “OCWEN Group”), and ALTISOURCE SOLUTIONS S.À R.L., a limited liability company organized under the laws of the Grand Duchy of Luxembourg (“ALTISOURCE” or together with its Affiliates “ALTISOURCE Group”).

Recitals

WHEREAS, pursuant to the Agreement, OCWEN engaged ALTISOURCE to provide or cause to be provided to OCWEN, certain Services (as defined and as detailed on Exhibit A to the Agreement) in connection with OCWEN Group’s business, in each case subject to the terms and conditions therein established;

WHEREAS, OCWEN and ALTISOURCE have since entered into the First Amendment to the Data Center and Disaster Recovery Services Agreement , whereby the parties agreed to amend Section 5 of the Agreement in order to extend the term of the Agreement; and

WHEREAS, now the parties desire to amend and extend the term of the Agreement until August 31, 2025.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Amendment to Section 5.1, Term, of the Agreement.  Section 5.1, Term, of the Agreement is hereby deleted in its entirety and restated as follows:

“5.1. Term.

(a)                     Initial Term. The initial term shall commence on the Effective Date and shall continue in full force and effect, subject to Section 5.1(b), until August 31, 2025 (the “Initial Term”), or the earlier date upon which this Agreement has been otherwise terminated in accordance with the terms hereof.

(b)                     Renewal Term. This Agreement may be renewed for successive two (2) year terms (each, a “Renewal Term”) by mutual written agreement of the parties hereto, executed not less than six (6) months prior to the expiration of the Initial Term or any Renewal Term, as applicable.

(c)                                  Term. The term “Term” shall mean the Initial Term together with any applicable Renewal Term.

(d)                     Notice of Non-Renewal. In the event either party decides that it does not wish to renew this Agreement or any particular Service or Additional Service hereunder upon the expiration of the Initial Term or any Renewal Term, as applicable, such party shall so notify the other party at least nine (9) months before the completion of the Initial Term or Renewal Term, as applicable.”

2.                                      Execution.  This Second Amendment may be signed in counterparts with the same effect as if both parties had signed one and the same document. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement. Counterparts shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart. This Second Amendment and its counterparts may be executed by providing an electronic signature under the terms of the Electronic Signatures Act, 15 U.S.C. § 7001 et seq., and may not be denied legal effect solely because it is in electronic form or permits the completion of the business transaction referenced herein electronically instead of in person.

3.                                Agreement in Full Force and Effect as Amended.  The terms and conditions of this Second Amendment shall prevail over any conflicting terms and conditions in the Agreement. Capitalized terms that are used in this Second Amendment not otherwise defined herein shall have the meanings ascribed to them in the Agreement. Except as specifically amended or waived hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean the Agreement as amended by this Second Amendment. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Second Amendment, as though the terms and obligations of the Agreement were set forth herein.

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the date first written above by their duly authorized representatives.

OCWEN FINANCIAL CORPORATION

By	/s/ John Britti
	Name:	John Britti
	Title:	Executive Vice President and CFO

ALTISOURCE SOLUTIONS S.À R.L.

By	/s/ William B. Shepro
	Name:	William B. Shepro
	Title:	Manager